UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2017

FIRST HAWAIIAN, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14585	99-0156159
(Commission File Number)	(IRS Employer Identification No.)

999 Bishop St., 29th Floor Honolulu, Hawaii	96813
(Address of Principal Executive Offices)	(Zip Code)

(808) 525-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 26, 2017, First Hawaiian, Inc. (the “Company”) held its annual meeting of stockholders.  At the meeting, the following matters were submitted to a vote of the stockholders:

1.              Election of Directors:

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Matthew Cox	126,381,105	2,526,296	4,803,727
W. Allen Doane	126,254,905	2,652,496	4,803,727
Thibault Fulconis	115,179,849	13,727,552	4,803,727
Gérard Gil	107,250,459	21,656,942	4,803,727
Jean-Milan Givadinovitch	115,122,179	13,785,222	4,803,727
Robert S. Harrison	115,310,874	13,596,527	4,803,727
J. Michael Shepherd	107,251,135	21,656,266	4,803,727
Allen B. Uyeda	115,208,650	13,698,751	4,803,727
Michel Vial	108,094,355	20,813,046	4,803,727

2.              Ratification of the re-appointment of Deloitte & Touche to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

Votes Cast For	Votes Against	Abstentions	Broker Non-Votes
133,678,453	6,510	26,165	—

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

FIRST HAWAIIAN, INC.

Date: April 27, 2017	By:	/s/ Robert S. Harrison
Robert S. Harrison
Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

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